Form C

Cover Page

Name of issuer:

Chateau Marcel, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/25/2015

Physical address of issuer:

833 Broadway
2nd floor
New York NY 10003

Website of issuer:

http://www.drinkmarcel.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

40,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $40,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$40,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

12/20/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$38,296.00	$78,840.00
Cash & Cash Equivalents:	$18,372.00	$78,840.00
Accounts Receivable:	$4,764.00	$0.00
Short-term Debt:	$2,777.00	$2,953.00
Long-term Debt:	$20,000.00	$0.00
Revenues/Sales:	$82,614.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$2,043.00	$0.00
Net Income:	($60,368.00)	($89,113.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Chateau Marcel, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Albert Dahan	CEO and Founder	Marcel Maison	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Albert Dahan	CEO	2015
Albert Dahan	Treasurer	2015
Albert Dahan	President	2015
Albert Dahan	Secretary	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Albert Dahan	4,800,000 Common Stock	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Entering a partnership with a distributor where the executive team and the sales rep enthusiasm about selling the product is not completely aligned. Our job is to support the sales teams with the proper incentive so that their motivation and enthusiasm are aligned with the executive team.
>
> Since the wine is imported from France, there can be delays in delivering the product to clients
>
> We buy in euros therefore are subject to currency fluctuations. If dollar weakens, gross revenue of the company will decrease.
>
> Wine, and rose in particular is a seasonal product therefore there is a risk when being picked up by large retail chains not to be able to supply on time. However, with sufficent leadtime we can fulfill orders of any size.

If the semi-sweet category becomes significant thanks to our brand, larger competitors may enter the market with similar offering. This risk exists for any brand that enters a market with a unique proposition.

Chosing the right distributor when entering multiple states can be challenging as there is a risk of getting lost in a large portfolio with a mid to large distributor, and not getting enough market reach with a small distributor

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The holders of the SAFEs may not have control over when the SAFEs are converted into preferred stock.

The SAFEs will be converted into shares of our preferred stock upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than preferred stock or other securities. In addition, if the SAFEs are so converted, the holders will lose any rights and preferences of the SAFEs that are not included in the terms of our preferred stock.

We are under no obligation to convert the SAFEs into preferred stock. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes and other securities convertible into or exchangeable for preferred stock, the SAFEs do not have any "default" provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into preferred stock, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$40,000**

Use of Proceeds: The initial funds would be used to purchase inventory which has been bottled and is waiting to be picked at our Cucuron winery, 20 miles north of Aix-en-Provence.

If we raise: **$107,000**

Use of Proceeds: Inventory: $55,000
Marketing and PR: $32,000
Tastings: $10,000
Online acquisition: $10,000

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to

the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or

- (ii) if the valuation for the company is more than **$2.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either. (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the CashOut Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock

(list each class in order of preference):

Preferred Stock	3,200,000	1,320,000	No
Common Stock	9,600,000	4,800,000	Yes
Other			Choose

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Short term loan $30,000, issued on Feb 23, 2017, matures on Aug 6, 2017, Francois Nehama, interest rate is 10%.

Convertible notes $50,000 with $2.5mm valuation cap, 20% discount, interest rate 6%, closed in May 2017, and the term is 24 months.

The Company has convertible debt outstanding as of December 31, 2016 related to our 2016 Convertible Notes. Pursuant to the convertible note agreement, the Company received $20,000 in December 19, 2016.

The Notes are convertible into common stock upon satisfaction of certain conditions. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate per annum equal to six percent (6%), which interest shall be payable upon maturity. The accrued interest expense as of December 31, 2016 is negligible.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2015	Section 4(a)(2)	Priced Round	$165,000	General operations
12/2016	Section 4(a)(2)	Convertible Note	$20,000	General operations
5/2017	Section 4(a)(2)	Convertible Note	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

Chateau Marcel is a wine company focusing on importing, distributing and marketing its flagship brand Maison Marcel.
The brand launched its first product in March 2016, a semi-sweet rose made in the South of France by an award-winning winemaker.

Our business model consist in producing wine and wine products, import them and, depending on the state we operate in, sell to distributor or sell direct to retailers.

We are seeing a potential opportunity in building an online e-commerce which would consists of a mix of branded and curated products that revolve around wine and its lifestyle.

Historical Operation Results.
As an early-stage company, we have experienced losses thus far in our operating history, although these losses are diminishing:

Our total revenue grew to $82,614 during the year ended 2016, up from $0 during the previous year.

Our net loss was $60,368 during the year ended 2016, an improvement from $89,113 loss during the prior year.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Liquidity.

Our cash and cash equivalents of $18,372 at December 31, 2016 were held for working capital purposes, down from $78,840 in 2015. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

Net cash provided by operating activities was -$80,468 for the year ended 2016, which was steady from -$86,160 in 2015.

Capital Resources. We have financed our operations through a priced round closed in July 2015, with an amount of $165,000 at $600,000 valuation. We closed $20,000 convertible notes on Dec 19, 2016. We also closed $50,000 convertible notes in May 2017, with a valuation cap of $2,500,000. We also have $20,000 family donations with no terms attached to it in 2017.

Cash on Hand, Monthly Burn Rate, Short/Mid Term Expenses
As of June 13, 2017, we have $46,000 cash on hand. Our monthly burn rate is around $8,000.

Short term expenses for the next three months:

$50,000 in inventory (production, transport, warehousing, logistics)
$5,000 in new product development
$5,000 Legal expenses

Mid-term expenses for the next six months:

$3,000/month for Founder salary (after 2 years without salary)
$80,000 in additional inventory
$20,000 marketing

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Albert Dahan, certify that:

(1) the financial statements of Chateau Marcel, Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of Chateau Marcel, Inc. included in this Form reflects accurately the information reported on the tax return for Chateau Marcel, Inc. filed for the fiscal year ended 2016.

Albert Dahan
CEO and Founder

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.drinkmarcel.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Albert Dahan

Appendix E: Supporting Documents

This is a preview, investing is not live.

INVEST IN MAISON MARCEL

Award winning rose wine imported from the south of France

"Maison Marcel is an award winning rose crafted in Provence by France's foremost Rose vintner. Marcel isn't too dry and it isn't too sweet—it fits into an untapped section of the hyper growth Rose market. Our mild sweetness comes from one of our grapes therefore is all-natural. We go through a very technical process which allow us not to add any sulfites. Our first year has been explosive with almost 35,000 bottles sold. We can't wait to break out of NYC to sell Maison all over the US.

Albert Dahan
CEO, MAISON MARCEL


FOLLOW US FOR UPDATES
SHARE
TWEET
MAISON
MARCEL
ROSÉ
$0
raised of $40K goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$2.5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Maison Marcel. If you invest, you're betting the company will be worth more than $2.5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$250+ 1 bottle of Maison Marcel

$500+ 2 bottles of Maison Marcel + 1 "Make Rose Great Again" hat

See $1,000 & $5,000 perks

OUR AMBITION

There are gaps in the American wine market that has tremendous room for growth. While France's rose market is very developed, quality rose brands with a similar taste profile haven't really penetrated the American market yet. We will be the ones to do it. With multiple awards and hundreds of returning customers, we're confident that people love our product. With your help, we can become the rose of reference for people with a sweeter palate.

KEY FACTS

- 30,000 bottles sold in self-distribution in NY
- $105,000 sales in the first 5 months of 2017
- 37,600+ followers on Instagram
- $105,000 sales in the first 5 months of 2017
- Solicited by major distributors
- Opened the Texas market/entered Kroger
- Voted twice #1 at The Wine Riot by 6,000+ consumers

DOCUMENTS

Investor_Deck_Maison_Marcel_2017.pdf

drinkmarcel.com from New York NY ALCOHOL WINE COCKTAILS LIFESTYLE BARS & CLUBS

WHY I LIKE MAISON MARCEL

> *I love the differentiated brand proposition, packaging, and great taste of Marcel, and believe Albert has the right approach to this hot wine segment.*

Steve Luttman
INVESTOR IN MAISON MARCEL AND FOUNDER OF LEBLON CACHACA

A CLOSE-UP LOOK AT MAISON MARCEL

An exceptional recipe brought to life by a master winemaker

Our rose is one-of-a-kind not just because of the unique flavor and ingredients, but also because we are fortunate enough to have senior winemaker Eric Saignes (**2013 gold medal for best rose with Chateau Font DuBroc**) onboard with us as our technical director. These two winning qualities combined, we have a product that is better than dry wines but not overtly sweet like some of our competitors.

OUR ROSÉ


Crafted with Love in Aix-en-Provence
Vibrant tasting notes of white peach, litchi and elderflower
MAISON
MARCEL
Perfectly balanced with a touch of Black Muscat
6 times less sugar than a Mosca


NEW YORK INTL WINE COMPETITION
2016
BRONZE WINNER


RODEO UNCORKED!
2017
INTERNATIONAL WINE COMPETITION

Gold medal and Class Champion
in Texas' #1 wine competition

VOTED #1 WINE TWICE AT
WINE RIOT
2016
BY 6,000+ CONSUMERS!

Unlike some of our competitors who sell super sweet wines but only have 5% alchohol in their product, **our rose is 12% alcohol by volume.** Compared to our drier competitors, we have 3x more sugar, so it's sweeter and hits just the right spot.

SUCCESSFUL KICK-OFF IN NYC

In-store sales & city-wide tastings

We launched our wine in NYC with over 80 tastings and sponsored events, which generated immense customer outreach and brand exposure. We've rapidly gained popularity, leading to social media traction (30k+ followers!) and repeat orders.

18,000+
Bottles Sold

60%
In-Store Conversion Rate

55%
Wholesale profit margin

30,000
Instagram followers in 6 months

A GROWING MARKET

US Rose demand grew by 38.1% in 2015 with no signs of slowing down

Read more about the growing Rose market in Forbes



7.8 M
6.0
4.0
2.0
0.0
2006
'08
'10
'12
2014

U.S. imports of rosé from the Provence region in France. Figures represent liters.


THE SWEETNESS GAP
We have identified a white space for a premium branded French rosé with a sweeter and distinctive flavor profile
Premium branded rosé space
$$$
$
DRY
SEMI-SWEET
SWEET
MARCEL


TARGET DEMOGRAPHIC
In-store tastings, sponsored and mega-consumer events have lead us to pour over 20,000 consumers and allowed us to meet our core demographic
Multicultural
Multicultural consumers are the fastest growing segment of the population and the growth engine of the future in the U.S.
•Over 120 million
•increasing by 2.3 million per year
•38% of the U.S. population
Source: Nielsen

Click to enlarge

PRESS + PARTNERSHIPS

We've been featured by multiple publications and contacted by several potential business partners

OUR JOURNEY SO FAR

With your help, we plan to expand to other states and ramp up production.

March 2015

Incorporation in Delaware

The birth of Maison Marcel in the US

July 2015



First Fundraise Round

First round of seed money from 4 different investors totalling $165,000

February 2016

First Shipment

First 40' container shipment from France

March 2016



Success!

Voted #1 Wine at Wine Riot

September 2016



First Sales Milestone

1,000 cases sold in NY in only 25 accounts

October 2016

1st Place Again

We're voted #1 Wine at Wine Riot once again!

November 2016

Big Win

Gold Medal and Class Champion at the Houston Uncorked Rodeo Wine Competition

March 2017

Another Award

Maison Marcel won the Bronze Medal from Texsom International Wine Awards

May 2017

Pending Corporate Partnership

Our product was approved by Kroger Texas at the corporat level

June 2017

Gold Medal

We won the Gold medal at the Drink Pink Vino Denver competition

September 2017



Retailer Partnership

Multi-state distribution agreement with a major wholesaler

October 2017



New Addition to Our Wine Family

Launch of Maison Marcel Sparkling rose

April 2018



Another New Product

Launch of our single serve Petit Marcel

FOUNDER

Albert Dahan

CEO

Berklee College of Music Grad. Founder of American College USA and former professional DJ. Native to France and aspiring wine connoisseur.

AND THE REST OF THE TEAM

Simon Giuliani

Executive Manager

Entrepreneur with experience in Operations and business development. Founder and partner of Republica Experience, a hostel company with operations in Bogota, and Cartagena COLOMBIA (Since 2014)

Eric Saignes

Technical Director

Spent 15 years in the region of Cognac with the prestigious Maison Laubade and Chasse-Spleen; this senior winemaker and Maitre de chaix won the 2013 gold medal for best rose with Chateau Font Dubroc.

Vincent Biscaye

Financial Advisor

10+ years in financial services (Commodity Derivatives Trading) and 3+ years in Food & Beverage startups (Partner & CFO of a NY based organic beverage company)

Matthew Rodrick

Strategic Advisor

Director of Sales as Southern Glazer's Wine & Spirits for The Wine Group. Comprehensive analysis and expertise of the market + vast industry network.

DETAILS

– COLLAPSE ALL

Where did the idea for this wine come from?

I have always had a passion for food and wine. My late grandfather was a huge wine enthusiast and taught me about it throughout my life, but the idea for this wine is actually an old family story. My grandfather had fallen head over heels for this girl (my grandmother), but when he took her out on a date, she refused to drink rose, saying it was dry and boring. That same night, he concocted a sweeter blend where he incorporated Muscat, and dropped it off at her house with "Sweet Helen" written as a tag. The rest is history. Maison Marcel is a tribute to my grandfather and how he made everything in life sweeter and more theatrical.

Originally, I was not destined to end up working in the wine business except that I'm French, I guess. It really all started because of a story in the family about how my grandfather decided to conquer, or seduce, my grandmother. They basically went on a first date and my grandfather brought a bottle of classic Provence dry rose. My grandmother wasn't really into it because she's always had a little bit of a sweeter palate. He came home that night and worked on some homemade blends with classic dry rose in which he added some Muscat wine. The following day he came to her with a bottle and a tag with my grandmother's name written on it. That's kind of the story of how they met, and it's always been in the family. My grandfather was a big charmer. He would just take anyone's kitchen by storm and start cooking for 30 people in 10 minutes. He would do this really grand act, which is why I had to name it after him; Maison Marcel.

How did you get your wine started?

Funnily enough, this great adventure started in my kitchen. I tried putting together flavors that tasted like my grandfather's blend to serve to friends at a party. It was such a hit that people started asking me if I would sell it to them, and I realized that this could actually turn into a business.
Soon after that, I set out to find someone who could help me replicate and scale my grandfather's blend. I was incredibly fortunate to meet Eric Saignes. He is a technical director for beverages who has worked in the business for more than twenty years in Cognac, Bordeaux, and now Provence, where started working with rose. His first rose was awarded the 2013 Best Gold Medal for the Best Rose in France from one of the most important wine competitions in the France. The first time I spoke with him, I knew I had found my guy.
He is an extremist when it comes to quality. He's into natural wines with low sulfite and chemical contents. He helped me to find a winemaker that was in line with the guidelines that we had for the wine, because we didn't want to have an average, regular, random sweet wine.
Our technical process is very intense. Every grape is fermented and vinified separately, so there's a real science behind how we're making the wine.
Eric is the liaison between me and the winemaker, and together, they work with what we call a co-op. A co-op is usually a group of several winemakers, or wine proprietors, that come together and make wine. Ours is based in Provence.

I was very fortunate, four years ago, to meet a man named Eric. He's a technical director who worked in Cognac for 15 years. He worked in Bordeaux in a very famous chateau for 5 years, and then he eventually worked in Provence, where he started to make a rose. That rose was awarded the 2013 Best Gold Medal for the Best Rose in France from one of the most important wine competitions in France.

I was really fortunate to meet him because we've developed a really great relationship, and he's been helping a lot and he knew the project was very dear to me. When it comes to quality, he's really not kidding. He's almost an extremist. He's very much into natural wines and low sulfite, all chemicals. He basically helped me to find a winemaker that was in line with the guidelines that we had for the wine, because we didn't want to have an average, regular, random sweet wine. Our technical process is actually pretty intense. Every grape is fermented and vinified separately, so there's a real science behind how we're making the wine. Basically, that's the step. He's the liaison between me and the winemaker, and together, they actually came to choose to work with what we called a co-op.

A co-op is usually a group of several winemakers, or wine proprietors, that gather all together and they make wine. This is based in Provence, and yeah, we basically all together decided to work with this specific co-op because everything was basically aligned.

Why roll out in the US first, rather than France?

I have been living in the States on and off for eight years. Over time I realized that there are gaps in the American wine market where there is tremendous room for growth. The rose market in France is very developed, so I figured I could take some of the things I learned there and bring them to the States. Also, my wife is American and we have made this our home.

***

I live here. I have been living here on and off for the past 8 years. I have a lot of family here. I've always felt like the US was my second home, and my wife is American. The wine and spirits industry is so complicated that if you're going to operate and launch in your country, let alone an individual state, you better live in it. Also, the Rose market in France is way more developed, and here, there is a lot more room to grow. From a national perspective, the opportunity is immense, immense, really.

When did you find the co-op, and how has it progressed since then?

Finding them was a real roller coaster. About two years ago, I was studying the market, working on branding, and raising money to launch the company. We managed to raise $165,000 in our seed round, but still hadn't found someone to make our wine. We started to get a little desperate because we wanted to find the right person to work with and had gone from disappointment to disappointment.

Finally, Eric met Jerome, our winemaker. Jerome told us about how he wanted to make high quality wines for his daughter, which deeply reminded me of my grandfather. He was into making natural wines with no preservatives. After we discussed flavors and blends, he began working on Marcel. The minute I tried the first sample, I knew we were in business. It was exactly what we wanted.

Timing was perfect, because that was around August, when grape harvesting begins. We placed our first order by September and by January, received our first shipment. We had a ton of consumer events lined up, but were a little nervous as to how people would react since we are a slightly different wine.

Our first event was called La Nuit En Rose. It was the moment where I knew I had made the right decision. Something really special was in the air, and people kept coming back again and again, telling us that Maison Marcel was their favorite wine and that they had never tasted anything like it.

One month later, we did another event called Wine Riot, where we experienced the same thing. There, attendees could vote for their favorite wine and by the end of the event, we had won first prize out of every wine there, including reds, whites, and proseccos. From that point on, we knew we had a real consumer base. We were reassured that this was no longer an idea in our heads, but a concrete opportunity.

I'd say between March '14 and July '15. It was a year and a half where I was doing both things. I was working on my branding. I was working on really studying the market, interviewing people, surveying people, and going to stores. I also hired a consultant that helped me with understanding really how the industry works here; the ins and outs, and what to do and what not to do and some of the regulations.

Eventually I started to raise money also. January 1st of 2015, I really started conversations and I closed a seed round, or lets call it a friends and family round of $165,000, which was pretty much effective July 1st of 2015. The crazy part is that at that time, we hadn't found what we were looking for. We were kind of like desperate. We really wanted to find the right guy, and we came from disappointment to disappointment. When Eric met Jerome, who's the winemaker, Jerome started to tell him a story about making his daughter a better quality wine. It was pretty parallel to my grandfather's story. He wanted to make something that's natural, and that has no preservatives inside. He started to work on something that was really the inception of what Maison Marcel is. Eric knew this was the guy for us. He sent some samples to me, and I was like, "Wow, this is so perfect. This is exactly what we want." By then, it was August, and the harvesting usually happens at that time.

By September, they started to work on the wines. We started to order our first batch, and voila. January 15th, we received our first shipment here in New York, and we started to attend a few mega-consumer events. One was called La Nuit en Rose, and all of a sudden, we started to become the attraction. People were coming to the booths and we were feeling something really special happening with the wine. It was this crowd pleaser element that we then saw many, many, many times. A month later, we actually attended an event called the Wine Riot, which is another mega-consumer event here in New York. It turns out that people could actually go for their app for their favorite wine on the app of the event, and we were voted number one wine by over 6,000 consumers. Once again, we knew we were coming into a market that was all about dry rose, but we knew from that point that there was a real, real audience, and there was a real opportunity for us to play in.

How did your first sales go?

That was another adventure. New York is a marvelous place because of its colorful businesses and independent stores. It is no different for its liquor shops, since chains are forbidden by law. When a large brand like Absolute or a smaller brand like Marcel want to get into stores, it's a matter of contacting individual shops one by one. That's exactly what we did.

We went door to door, East to West, North to South, until we hit all the stores we could. Some people showed absolutely no interest at all, while others loved the brand and decided to place small orders. It really was a test of our persistence, since sometimes we would have 20 "no's" to finally get one "yes."

The stores who decided to carry us reordered an average of four times, which gave us confidence that consumers loved our product. We did tastings pretty regularly, and sold 1000 cases, 80%of which was sold at 20 locations. Most of the consumers who bought our product once, were repeat customers.

New York is a competitive market, but there is one great thing about New York...it's the market of small, independent stores. As a matter of fact, the law prohibits one from owning more than one store. This is why you don't see chains in New York, because it's forbidden by law. The opportunity for someone that wants to start some wine in that environment, they go door to door. You're going to go from East to West, on the street, whichever street it is, and chances are you're going to hit 10 stores in that street, and nine are going to say no, and one's going to say yes. It's a numbers game. It's a persistency game, and whether you're small like me or you're the big guys, it all happens at the street level. It's all about just building a relationship with your retailers, which is what we did.

We did some tastings, and we basically sold 1000 cases. I'd say 80% of it was sold in 20 locations. We had an average reorder of 4 times, and we sold about 40 cases per store. For us, that was the winning strategy. From May to September, me and my assistants were doing tastings every Friday, every Saturday, sometimes every Thursday. A lot of people who tried it actually loved it. Then, they were either buying it because it's what they want, or they like the bottle. They think it's pretty, and they want to gift it to someone; they're bringing it to someone that's more into sweet.

What is your focus for the next year?

Our plan next year is to increase our sales and expand into the Florida and Texas markets. Based on our first year track record, we decided to multiply our production by three, ordering 5,000 cases. We plan on replicating what we did in terms of events and tastings on a greater scale.

Texas is definitely a focus of ours since we have secured distribution there. This year, we were awarded a gold medal at (name of place) and we are now a part of a partnership operation with Krogers, one of their top wine stores.

Florida is also a very interesting market for us. So far, we are only in Fort Lauderdale, but have been doing very well, so we are confident the Floridian market will respond positively.

This year we also developed a wonderful relationship with a wine broker in the Midwest who deeply believes in our brand. He is confident we will do well as that region prefers sweeter wines and has been working on securing distribution for us in several states.

We are also excited to get our ratings from Wine Spectator and Wine Enthusiast.

The plan is that we will be multiplying production by three. We produced a total of 800 cases, so we sold 1000. We're actually going a bit north of that now. We use about 300 cases for sponsorships, and events. We now have a remaining inventory of about 500 cases, which we're probably going to start selling. We're probably going to sell really well in Texas, because we were awarded a gold medal, and there's a partnership operation with Kroger, which we're a part of.

Next year we're producing 5000 cases. The goal in New York is to increase the store number, keep on servicing our customers the same way, expand and scale up the number of tastings. We'll just replicate doing on the smaller scale; although we did 80 to 100 tastings, and that's more than most brands do. I'm not only involved and dedicated, but I'm passionate about it and I know this is the only way a brand can succeed in the market.

New York is going to be a big focus, as well as Florida. We will keep on working the Texan market, and we'll also have a bunch of other opportunities with distributors in other states; we're still talking with a few of them. We also have a pretty interesting opportunity in the Midwest with a broker that's been around for four years and who has great relationships with pretty well-known distributors in the Midwest. It's funny, you know, because when I actually spoke with him and we talked about the sweetness, he's very funny. He was so straight about it, and basically saying, "Oh, you know here ,it's the other way around. It's 80% of people who drink sweet wines. They don't want to hear about other wines." I'd say, to be conservative, probably going to be about between 1000 and 1500 cases that are going to be sold in that zone of the country. In New York, the goal is to raise between 2000 and 2500 cases. Texas, I think it could easily do 1000 to 1500. Florida, right now, we're only in Ft. Lauderdale, so I'd say if we manage to do 500 cases, that should be good.

I would have loved to get wine ratings this year from Wine Spectator and Wine Enthusiast, and it's one thing that set off my mind. I can think about everything. Next year, for sure, as soon as I get the new vintage, one of the first things that I'll do is submit to the rating agencies

Do you have the production capacity to hit 100,00 cases year after year with the same taste?

Yes, we do. The vineyards we are working with have a 500,500 hectoliter capacity, which translates to about 70,000 cases. We have started sourcing other vineyards that have the same varietal and high quality grapes, so that we are ready when things pick up.

Yes, we do. The capacity for the vineyards, if I'm not mistaking, 500,500 hectoliters. They basically produce about 70,000 cases. We have started to source other vineyards, because if things really pick up, I want us to be ready, and we will be ready for sure.

What is the economics of the wine?

A bottle costs us about $2.20. It costs between 25 to 30% when you're a young brand like ours. Of course, they're going to want 30%. It's also a great way to scale up. I'm not excluding that at some point, we could sign with a big importer, but if you want to build a business where your margins are obviously higher than that, then you have to build a distribution network yourself, which also in turn requires more manpower, which then affects your bottom line too.

A bottle costs us about $2, $2.20, depending on sometimes price or good exchange. Let's call it $2.20. We don't import, so $3.20 is basically $26 and change a case. We then import, which, for a good rule of thumb, between price and federal taxes and and storage, you count about a dollar on average. All of a sudden, you add about $12, so you're looking at a case price of $38, what we call laid in cost. Then, selling to a distributor, our estimate price is $85. We made a margin of about $47.

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RISKS SPECIFIC TO MAISON MARCEL

1. Entering a partnership with a distributor where the executive team and the sales rep enthusiasm about selling the product is not completely aligned. Our job is to support the sales teams with the proper incentive so that their motivation and enthusiasm are aligned with the executive team.

2. Since the wine is imported from France, there can be delays in delivering the product to clients

3. We buy in euros therefore are subject to currency fluctuations. If dollar weakens, gross revenue of the company will decrease.

4. Wine, and rose in particular is a seasonal product therefore there is a risk when being picked up by large retail chains not to be able to supply on time. However, with sufficent leadtime we can fulfill orders of any size.

5. If the semi-sweet category becomes significant thanks to our brand, larger competitors may enter the market with similar offering. This risk exists for any brand that enters a market with a unique proposition.

6. Chosing the right distributor when entering multiple states can be challenging as there is a risk of getting lost in a large portfolio with a mid to large distributor, and not getting enough market reach with a small distributor

7. The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

8. The holders of the SAFEs may not have control over when the SAFEs are converted into preferred stock.

The SAFEs will be converted into shares of our preferred stock upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than preferred stock or other securities. In addition, if the SAFEs are so converted, the holders will lose any rights and preferences of the SAFEs that are not included in the terms of our preferred stock.

We are under no obligation to convert the SAFEs into preferred stock. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes and other securities convertible into or exchangeable for preferred stock, the SAFEs do not have any "default" provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into preferred stock, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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2nd

Albert Dahan

CEO / Founder at Maison Marcel Wines

Maison Marcel Wines • Berklee College of Music

New York, New York • 500+

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Mar 2015 – Present • 2 yrs 4 mos
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